IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
FIRST FRANKLIN CORPORATION
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2009
Notice of Annual Meeting of Stockholders
WHEN AND WHERE IS THE STOCKHOLDER MEETING?
The 2009 Annual Meeting of Stockholders of First Franklin Corporation, the holding company for The Franklin Savings and Loan Company, will be held at the Company’s corporate offices located at 4750 Ashwood Drive, Cincinnati, Ohio 45241, on May 18, 2009, at 3:00 p.m. local time. If you need directions to the Annual Meeting, please contact the Company’s Secretary at (513) 469-5352.
WHAT IS BEING VOTED ON AT THE STOCKHOLDER MEETING?
The Annual Meeting is being held for the following purposes:
•	The reelection of two directors for terms expiring in 2012

•	The ratification of the selection of Clark, Schaefer, Hackett & Co. as independent registered public accounting firm for the 2009 fiscal year
WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?
The Board of Directors recommends that you vote:
•	FOR the nominees for reelection as directors

•	FOR the ratification of the selection of Clark, Schaefer, Hackett & Co. as the Company’s independent registered public accounting firm for the 2009 fiscal year
HOW CAN I GET A COMPLETE SET OF PROXY MATERIALS?
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The following documents can be viewed at: www.ViewMaterial.com/FFHS
•	Proxy Statement for the 2009 Annual Meeting of Stockholders

•	2008 Annual Report to Stockholders
If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 4, 2009 to facilitate timely delivery.
You may request a paper or email copy of the proxy materials by following the instructions below. You will be asked to provide the control number (located by the arrow in the box below).
1.	Call the toll-free telephone number 1-800-516-1564 and follow the instructions provided, or

2.	Access the website, www.SendMaterial.com and follow the instructions provided, or

3.
Send us an e-mail at papercopy@SendMaterial.com with your control number in the Subject line. Unless you instruct us otherwise, we will reply to your email with a copy of the proxy materials in PDF format for this meeting only.

è Control Number
Shareholder Address Line 1 Goes Here
Shareholder Address Line 2 Goes Here
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Shareholder Address Line 4 Goes Here
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Shareholder Address Line 6 Goes Here

To vote your First Franklin Corporation shares, you can attend the Annual Meeting of Stockholders and vote in person or you can:
Go to www.ViewMaterial.com/FFHS

Vote by phone using the number provided on
the website or

Click on the icon to vote your shares.

Enter the 11 digit Control Number (located by
the arrow in the box above).

Follow the simple instructions to record your
vote.

You will be able to vote until 6:00 a.m. on
May 18, 2009.